UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2014

AMERICAN MAGNA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53630	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

(702) 990 3382
(Registrant’s Telephone Number, Including Area Code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2014, American Magna Corp. (the “Registrant”) entered into a mutual agreement to settle its bridge loan of $116,987, including accrued interest of $16,987 to March 25, 2014 for a cash payment and the issuance of shares of common stock of the Registrant.  The Bridge Loan had accrued interest at 5% per year.

Subject to the terms and conditions of the Bridge Loan Conversion Letter Agreement, the Lender agrees to exchange the outstanding original principal balance of the bridge loan in the amount of $100,000 and all accrued and unpaid interest thereon in the amount of $16,987 for (i) $10,000 paid in cash and (ii) the issuance of 427,948 shares of common stock of the Registrant at a conversion rate of $0.25 per share.

For all the terms and conditions of the Bridge Loan Conversion Letter Agreement reference is hereby made to such document annexed hereto as Exhibit 10.1. All statements made herein concerning the foregoing document are qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1	Bridge Loan Conversion Letter Agreement agreed and accepted on March 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Magna Corp.
(Registrant)

By: /s/ Herb Duerr
Name: Herb Duerr Title: President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Date:  March 26th, 2014